Exhibit 10.13

FIRST AMENDMENT TO SETTLEMENT AGREEMENT
LONG-STOP DATE EXTENSION

This First Amendment to the Settlement Agreement that was effective as of March 27, 2026, by and among Chardan Capital Markets, LLC (“Chardan”), Demetrios Mallios (“Mallios”), individually and on behalf of Geneships Acquisition Corp. (“Geneships”), Aeon Group, Inc. (“AGI”), Aeon Acquisition I Corp. (“Aeon Acquisition”), (collectively, Mallios, AGI, Aeon Acquisition, and Geneships are referred to herein as the “Aeon Parties”), and D. Boral Capital LLC (“D. Boral”) (the “Settlement Agreement”), and Extension of Long-Stop Date (“Extension Agreement”) is made effective as of May 12, 2026 (the “Effective Date”), by and among Chardan, D. Boral, and Aeon Parties. Each party to this Extension Agreement may be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Chardan, D. Boral, and the Aeon Parties entered into the Settlement Agreement, resolving certain issues among them;

WHEREAS, the Settlement Agreement contained a “Long-Stop Date” in paragraph 4, Long-Stop Date, whereby the Settlement Agreement would automatically terminate if the IPO had not closed by 4:00 p.m. Eastern Time on the sixtieth (60th) calendar day following the date by which the Settlement Agreement was executed by all the parties, with certain paragraphs surviving termination;

WHEREAS, the Long-Stop Date is subject to extension upon the written agreement of Chardan, D. Boral, and Aeon Acquisition;

WHEREAS, the IPO will not close by the Long-Stop Date; and

WHEREAS, Chardan, D. Boral, and Aeon Acquisition wish to amend the Settlement Agreement to extend the Long-Stop Date through and including 4:00 p.m. Eastern Time on August 14, 2026, subject to the terms and conditions set forth herein.

EXTENSION AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties, it is hereby agreed, by and among the Parties, as follows:

1. The Long-Stop Date, as used in Paragraph 4 of the Settlement Agreement, is hereby extended through and including 4:00 p.m. Eastern Time on August 14, 2026.

2. Except as expressly amended by this Extension Agreement, all terms, conditions, and provisions of the Settlement Agreement shall remain unchanged and in full force and effect.

3. In the event of any conflict between this Extension Agreement and the Settlement Agreement, the terms of this Extension Agreement shall control.

4. Each person executing this Amendment on behalf of a Party represents and warrants that such person has full authority to execute and deliver this Extension Agreement on behalf of such Party.

5. This Extension Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Extension Agreement binding on all Parties.

6. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Settlement Agreement.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties have executed this Extension Agreement as of the date first stated above.

CHARDAN CAPITAL MARKETS, LLC

By:
Name:
Title:
Date:

AEON ACQUISITION I CORP.

By:
Name:	Demetrios Mallios
Title:	CEO and Director
Date:

D. BORAL CAPITAL LLC

By:
Name:
Title:
Date:

DEMETRIOS MALLIOS, individually

Date:

THE AEON GROUP, INC.

By:
Name:	Demetrios Mallios
Title:	CEO
Date:

GENESHIPS ACQUISITION CORP.
By Demetrios Mallios

By:
Name:	Demetrios Mallios
Title:
Date: